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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CAREER EDUCATION CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CAREER EDUCATION CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
May 19, 2003

NOTICE AND PROXY STATEMENT

April 28, 2003

Dear Stockholder:

        On behalf of the Board of Directors, I cordially invite you to attend the 2003 Annual Meeting of Stockholders of Career Education Corporation to be held at the Chicago Marriott Northwest, 4800 Columbine Boulevard, Hoffman Estates, Illinois on May 19, 2003 at 11:00 a.m., Chicago time. The formal notice of the Annual Meeting appears on the following page.

        The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting. During the Annual Meeting, stockholders will view a presentation by CEC and have the opportunity to ask questions.

        Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please sign and date the enclosed proxy card and promptly return it to us in the enclosed postage paid envelope. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

        We look forward to seeing you on May 19, 2003 and urge you to return your proxy card as soon as possible.

Sincerely,
JOHN M. LARSON Chairman, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2003

To the Stockholders of
Career Education Corporation:

        The Annual Meeting of Stockholders of Career Education Corporation will be held at 11:00 a.m., Chicago time, on May 19, 2003, at the Chicago Marriott Northwest, 4800 Columbine Boulevard, Hoffman Estates, Illinois, for the following purposes:

  (1)
  To elect two Class II directors to CEC's Board of Directors;

  (2)
  To ratify the appointment by the Board of Directors of Ernst & Young LLP as the independent auditors of CEC's financial statements for the year ended December 31, 2003; and

  (3)
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        The Board of Directors has fixed the close of business on March 21, 2003 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors,
PATRICK K. PESCH Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Hoffman Estates, Illinois
April 28, 2003

All stockholders are urged to attend the meeting in person or by proxy. Whether or not you expect to be present at the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage paid envelope furnished for that purpose.

Career Education Corporation
2895 Greenspoint Parkway
Suite 600
Hoffman Estates, Illinois 60195
(847) 781-3600

PROXY STATEMENT

        The accompanying proxy is solicited by the Board of Directors of Career Education Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders to be held at 11:00 a.m., Chicago time, Monday, May 19, 2003, at the Chicago Marriott Northwest, 4800 Columbine Boulevard, Hoffman Estates, Illinois, and any adjournments thereof. This Proxy Statement and accompanying form of proxy were first released to stockholders on or about April 28, 2003.

        Record Date and Outstanding Shares—The Board of Directors has fixed the close of business on March 21, 2003, as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the Record Date, CEC had outstanding 46,269,212 shares of Common Stock, par value $0.01 per share (the "Common Stock"). Each of the outstanding shares of Common Stock is entitled to one vote on all matters to come before the Annual Meeting.

        Voting of Proxies—John M. Larson and Patrick K. Pesch, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors to serve in such capacity. Messrs. Larson and Pesch are directors and officers of CEC. Each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of CEC of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

        Required Vote—A plurality of the shares of Common Stock voted in person or by proxy is required to elect the nominees for directors. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy is required to ratify the appointment by the Board of Directors of Ernst & Young LLP as the independent auditors of CEC's financial statements for the year ended December 31, 2003. Each stockholder will be entitled to vote the number of shares of Common Stock held as of the Record Date by such stockholder for the number of directors to be elected. Stockholders will not be allowed to cumulate their votes in the election of directors.

        Quorum; Abstentions and Broker Non-Votes—The required quorum for transaction of business at the Annual Meeting will be a majority of the shares issued and outstanding as of the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the meeting and will determine whether or not a quorum is present. The election inspector will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

        Stockholder List—A list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of, and number of shares registered in the name of, each stockholder, will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, commencing May 9, 2003 and continuing through the date of the Annual Meeting, at the principal offices of CEC, 2895 Greenspoint Parkway, Suite 600, Hoffman Estates, Illinois 60195.

        Form 10-K and Summary Annual Report to Stockholders—CEC's Form 10-K and Summary Annual Report to Stockholders for the year ended December 31, 2002, containing financial and other information pertaining to CEC, are being furnished to stockholders with this Proxy Statement.

PROPOSAL 1
ELECTION OF DIRECTORS

        CEC's Board of Directors consists of seven directors. Article V of CEC's Amended and Restated Certificate of Incorporation, as amended, provides that the Board of Directors shall be classified with respect to the terms for which its members shall hold office by dividing the members into three classes. At the Annual Meeting, two Class II directors will be elected, each for a term of three years expiring at CEC's 2006 Annual Meeting of Stockholders. Both of the nominees are presently serving as directors of CEC. The Board of Directors recommends that the stockholders vote in favor of the election of the nominees named in this Proxy Statement to serve as directors of CEC. See "Nominees" below.

        The five directors whose terms of office do not expire in 2003 will continue to serve after the Annual Meeting until such time as their respective terms of office expire or their successors are duly elected and qualified. See "Other Directors" below.

        If at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the persons named as proxies on the proxy card will vote for such substitute nominee or nominees as the Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that either nominee will be unable or decline to serve as a director if elected.

NOMINEES

        The names of the nominees for the office of director, together with certain information concerning such nominees, are set forth below:

Name	Age	Position With Company	Served as Director Since
Wallace O. Laub(1)(2)	78	Director	1994
Keith K. Ogata(2)(3)	48	Director	1998

(1)
Member of the Compensation Committee.

(2)
Member of the Nominating Committee.

(3)
Member of the Audit Committee.

        Wallace O. Laub has been a Director of CEC since October 1994. Mr. Laub was a co-founder of National Education Corporation, Inc. ("NEC"), where he served as Executive Vice President and director from 1955 to 1993. From 1981 to 1990, Mr. Laub served as a director of the Distance Education Training Council, a trade association and accrediting agency for distance education companies. Mr. Laub is now retired.

        Keith K. Ogata has been a Director of CEC since January 1998. Mr. Ogata is currently president of, and a private investor in, 3-K Financial Corporation, a private investment company. From 1996 to 1998, Mr. Ogata served as President of National Education Centers, Inc., a subsidiary of NEC. From 1990 to 1998, he served as Vice President, Chief Financial Officer and Treasurer of NEC, with responsibility for finance, accounting, treasury, tax, mergers and acquisitions, human resources, investor and public relations and information systems.

        The Board of Directors recommends that stockholders vote FOR both of the nominees for election as Class II Directors.

OTHER DIRECTORS

        The following persons will continue to serve as directors of CEC after the Annual Meeting until their terms of office expire (as indicated below) or until their successors are elected and qualified.

Name	Age	Position with Company	Served as Director Since	Term Expires
Dennis H. Chookaszian(1)	59	Director	2002	2005
Robert E. Dowdell(2)	57	Director	1994	2005
Thomas B. Lally(1)(2)(3)	59	Director	1998	2004
John M. Larson	51	Chairman, President, Chief Executive Officer and Director	1994	2004
Patrick K. Pesch	46	Executive Vice President, Chief Financial Officer, Treasurer, Secretary and Director	1995	2005

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating Committee.

        Dennis H. Chookaszian has been a Director of CEC since October 2002. Mr. Chookaszian was formerly the Chairman and Chief Executive Officer of CNA Financial Corporation ("CNA"). During his 25-year career with CNA, Mr. Chookaszian held several management positions at the business unit and corporate levels. In 1992, he was named Chairman and Chief Executive Officer of CNA Insurance Companies and in 1999 he became Chairman of the executive committee of CNA. Mr. Chookaszian retired from CNA in 2001. From 1999 until 2001, Mr. Chookaszian served as Chairman and Chief Executive Officer of mPower, Inc., a financial advice provider focused on the management of 401(k) plans online. Mr. Chookaszian is a director of Marshall & Swift, L.P., a database software company and Sapient Corporation, a business and technology consultancy. Mr. Chookaszian received certification as a public accountant in 1971.

        Robert E. Dowdell has been a Director of CEC since its inception in January 1994. From 1984 to 1988, Mr. Dowdell served as President of National Education Centers, Inc., a subsidiary of NEC. From 1989 to present, Mr. Dowdell has served as Chief Executive Officer and as a director of Marshall & Swift, L.P. Mr. Dowdell is also the general partner of LaQuinta Springs, L.P., a real estate investment company, and is a managing member of Hemet 99 LLC, a real estate investment company.

        Thomas B. Lally has been a Director of CEC since January 1998. Prior to his retirement in October 2001, Mr. Lally was the President of Heller Equity Capital Corporation ("HECC") since August 1995, an Executive Vice President of Heller Financial, Inc. ("HFI") and Chairman of HFI's Executive Credit Committee since April 1995, with direct responsibility for the asset quality oversight of HFI's portfolio of loan and equity investments. Mr. Lally joined HFI in 1974.

        John M. Larson has served as President, Chief Executive Officer and a Director of CEC since its inception in January 1994 and as Chairman since January 2000. Mr. Larson served as Secretary of CEC from January 1994 through May 2000. From July 1993 until CEC's formation, Mr. Larson served as a consultant to HECC, working with HECC to establish CEC. From January through May 1993, Mr. Larson served as the Eastern Regional Operating Manager of Educational Medical, Inc., a provider of career-oriented post-secondary education. From 1989 until 1993, Mr. Larson served as the Senior Vice President of College Operations of Phillips Colleges, Inc., overseeing a nationwide system of 58 schools, which offered a wide range of academic programs. From March through September 1989, he served as Senior Vice President of Operations for the Geneva Companies, a mergers and acquisitions firm. From 1980 to 1989, Mr. Larson was Vice President of Marketing at National Education Centers, Inc., a subsidiary of National Education Corporation, where he managed the entire admissions program, including marketing and advertising efforts, with a team of approximately 500 employees. Mr. Larson has also served in marketing positions with DeVry Inc., at its Chicago and Kansas City campuses. Mr. Larson received a Bachelor's of Science in Business Administration from the University of California at Berkeley and has completed the Executive Management Program at Stanford University. In 2000, Mr. Larson was named the Ernst & Young Entrepreneur of the Year of the Illinois and Northwestern Indiana region in the service category.

        Patrick K. Pesch has been a Director of CEC since 1995. Mr. Pesch has served as Chief Financial Officer and Treasurer of CEC since October 1999. In addition, Mr. Pesch has served as Secretary of CEC since May 2000 and as Executive Vice President of CEC since May 2001. From October 1999 until May 2000, Mr. Pesch served as Assistant Secretary of CEC, and from October 1999 until May 2001, he served as Senior Vice President of CEC. From 1992 until joining CEC, Mr. Pesch served as a Senior Vice President of HFI and also as an officer of HECC, managing a portfolio of loan and equity investments. Mr. Pesch joined HFI in 1985 as head of the internal audit function and served in a number of positions, including senior credit officer for Heller Corporate Finance. Previously, he was an audit manager with Arthur Young & Company (currently Ernst & Young). Mr. Pesch received a Bachelor of Science of Commerce degree from DePaul University and is a certified public accountant.

        Director Compensation—During 2002, each director of CEC who was not an employee or consultant of CEC (the "Outside Directors") was paid an annual fee of $18,000 for their services as directors, $1,000 for each Board of Directors meeting attended and $500 for each Board Committee meeting attended. Each Committee chairman received an additional fee of $500 per Committee meeting attended. In addition, each Outside Director was granted stock options to purchase 24,000 shares of Common Stock at the fair market value of the Common Stock, as determined by a committee appointed by the Board of Directors, on May 17, 2002, the date of last year's annual stockholders meeting. Dennis Chookaszian was granted options to purchase 12,000 shares of Common Stock at an exercise price equal to the closing price on October 14, 2002, the date he was elected to the Board of Directors. Each Outside Director will also be granted an option to purchase 24,000 shares of Common Stock on the date of each regular annual stockholders meeting thereafter if such director is elected at such meeting to serve as an Outside Director or continues to serve as an Outside Director. One-third of the options granted to Outside Directors vest on the grant date and on each of the first two anniversaries of the grant date. All options granted to Outside Directors are exercisable for ten years. All Outside

Directors are also reimbursed for their reasonable out-of-pocket expenses incurred in attending Board of Directors and Committee meetings.

        Meetings—During the year ended December 31, 2002, the Board of Directors held nine (9) meetings. Each director attended at least 75% of the aggregate number of Board of Directors meetings held during which time they served as a director and the total number of Committee meetings on which he served that were held during 2002.

        Committees of the Board of Directors—The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating Committee, each comprised entirely of Outside Directors. The members of the Audit Committee are Messrs. Ogata (Chairman), Chookaszian and Lally. Mr. Dowdell served on the Audit Committee through January 2003. The members of the Compensation Committee are Messrs. Dowdell (Chairman), Lally and Laub. The members of the Nominating Committee are Messrs. Lally (Chairman), Laub and Ogata.

        The Audit Committee generally has responsibility for recommending independent auditors to the Board of Directors for selection, reviewing the plan and scope of the annual audit, reviewing CEC's audit and control functions, reviewing and pre-approving audit and permissible non-audit services and reporting to the full Board of Directors regarding all of the foregoing and carrying out the other responsibilities set forth in its charter. During the year ended December 31, 2002, the Audit Committee held five (5) meetings. See "Report of the Audit Committee of the Board of Directors."

        The Compensation Committee generally has responsibility for recommending to the Board of Directors guidelines and standards relating to the determination of executive compensation, reviewing CEC's executive compensation policies and reporting to the Board of Directors regarding the foregoing. The Compensation Committee also has responsibility for administering the stock option plans, determining the number of options to be granted to CEC's employees and consultants pursuant to the plans, determining the number of options to be granted to our executive officers pursuant to such plans and reporting to the Board of Directors regarding the foregoing. During the year ended December 31, 2002, the Compensation Committee held three (3) meetings. See "Report of the Compensation Committee of the Board of Directors."

        The Nominating Committee generally has responsibility for making recommendations to the Board of Directors regarding the size and composition of the Board of Directors. The Nominating Committee is also responsible for proposing a slate of directors for election by the stockholders at each annual meeting and for proposing candidates to fill any vacancies on the Board of Directors. It also makes recommendations to the Board of Directors concerning the structure and membership of other Board committees. The Nominating Committee will accept and consider properly submitted nominations of directors from stockholders. Such nominations should be sent to CEC's Secretary, specifying the name of the nominee and the qualifications of such nominee for membership on the Board of Directors. All such recommendations will be brought to the attention of the Nominating Committee. During the year ended December 31, 2002, the Nominating Committee held two (2) meetings.

EXECUTIVE OFFICERS

        Set forth below is a table identifying the executive officers of CEC who are not identified in the tables entitled "Election of Directors—Nominees" or "—Other Directors."

Name	Age	Position
Nick Fluge	51	President, Online Education Group
Jacob P. Gruver	48	President, Colleges, Schools & Universities Group and Assistant Secretary
Steve B. Sotraidis	56	Executive Vice President of Administration
Todd H. Steele	40	Executive Vice President of Strategic Planning & Development

        Nick Fluge has served as President of the Online Education Group of CEC since January 2003. Mr. Fluge previously served as Executive Vice President of Operations of CEC between May 2001 and January 2003, Senior Vice President of Operations of CEC between October 1999 and May 2001, and a Managing Director of CEC between July 1997 and October 1999. Mr. Fluge was President of Western Culinary Institute from 1989 until joining CEC upon its acquisition by CEC in 1996. Mr. Fluge also serves as Chief Operating Officer of Le Cordon Bleu Schools, North America. Mr. Fluge has more than 20 years of experience in the hospitality and food service industry as an educator, manager and columnist. Mr. Fluge received a Bachelor of Science degree in Political Science from Portland State University, and he has completed Management Programs at Harvard University and an eBusiness certificate program at the Wharton School of the University of Pennsylvania.

        Jacob P. Gruver has served as President of the Colleges, Schools and Universities Group of CEC since January 2003. Mr. Gruver previously served as Executive Vice President of Operations of CEC between May 2001 and January 2003, Senior Vice President of Operations of CEC from October 1999 until May 2001, and as a Managing Director of CEC between May 1997 and October 1999. From August 1994 until May 1997, Mr. Gruver served as the Director of Finance for CEC. From 1989 until joining the corporate management team at CEC, Mr. Gruver was Vice President and Controller of Wyoming Technical Institute in Laramie, Wyoming. From 1978 until 1989, Mr. Gruver audited career-oriented schools and other clients at a regional public accounting firm. Mr. Gruver received a Bachelor of Science degree in Accounting from National College and is a certified public accountant.

        Steve B. Sotraidis has served as Executive Vice President of Administration of CEC since January 2003. Mr. Sotraidis previously served as Senior Vice President of Operations of CEC between May 2001 and January 2003, Vice President of Operations of CEC between November 1999 and May 2001, and a Managing Director of CEC between July 1997 and November 1999. Prior to joining CEC, Mr. Sotraidis was President of Brooks College, a CEC school located in Long Beach, California. Mr. Sotraidis joined Brooks College in 1970 and had managed Brooks' overall operations from 1975 until 1997. Mr. Sotraidis received a Bachelor of

Science degree in Psychology and completed two years of graduate work in Industrial Psychology at California State University at Long Beach.

        Todd H. Steele has served as Executive Vice President of Strategic Planning and Development of CEC since January 2003. Mr. Steele previously served as Senior Vice President of Strategic Planning and Development of CEC between May 2001 and January 2003, Vice President of Strategic Planning and Development of CEC between November 1999 and May 2001, and Director of Strategic Planning and Development of CEC between March 1998 and November 1999. Mr. Steele served as a member of CEC's Board of Directors from CEC's inception in January 1994 until he joined CEC as a full-time employee in March 1998. From December 1996 until joining CEC, Mr. Steele served as a Vice President of Baker, Fentress & Co., an investment company, making equity investments in private companies. From May 1990 until November 1996, he served as a Vice President of Heller Financial, Inc. and Heller Equity Capital Corporation, also making equity investments in private companies. Mr. Steele received a Bachelor of Arts degree in Economics from Northwestern University and an M.B.A. in Finance from the University of Chicago.

        The Board of Directors elects officers annually and such officers serve at the discretion of the Board of Directors, subject, in the case of Mr. Larson, to the terms of his employment agreement. Mr. Larson is the only officer with an employment agreement with CEC. See "Executive Compensation—Employment Agreements." There are no family relationships among any of the directors or officers of CEC.

        Section 16(a) Beneficial Ownership Reporting Compliance—Section 16 of the Securities Exchange Act of 1934, as amended, requires CEC's officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of CEC's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, CEC believes that, during 2002 all Section 16 filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with by such persons.

EXECUTIVE COMPENSATION

        The following table provides information concerning the annual and long-term compensation for services in all capacities to CEC for the years ended December 31, 2002, 2001 and 2000 to our chief executive officer and our other executive officers who served in such capacities during such periods (collectively, the "Named Officers").

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus(1)	Securities Underlying Options(#)(2)	All other compensation ($)(3)
John M. Larson Chairman, President and Chief Executive Officer	2002 2001 2000	$600,000 450,000 429,166	$1,043,550 537,500 676,875	150,000 300,000 500,000	$11,408 9,201 8,314
Nick Fluge President, Online Education Group	2002 2001 2000	$300,000 245,000 222,500	$360,000 207,000 210,000	65,000 120,000 120,000	$9,669 8,070 7,568
Jacob P. Gruver President, Colleges, Schools & Universities Group and Assistant Secretary	2002 2001 2000	$300,000 245,000 222,500	$360,000 207,000 210,000	65,000 120,000 120,000	$9,088 7,628 7,565
Patrick K. Pesch Executive Vice President, Chief Financial Officer, Treasurer and Secretary	2002 2001 2000	$300,000 245,000 224,154	$360,000 207,000 210,000	65,000 120,000 120,000	$9,088 7,352 2,942

(1)
Bonuses earned in respect of one year are paid during the next year. For example, the bonuses indicated as earned in respect of 2002 were paid in February 2003.

(2)
All option amounts have been adjusted to reflect our 2-for-1 stock splits effected in the form of stock dividends in August 2000 and September 2001.

(3)
Amounts reflect both (i) CEC's contribution made in the form of a match on amounts contributed by the Named Officers in CEC's 401(k) plan and (ii) insurance premiums paid for term life insurance, for the years 2002, 2001 and 2000:

	401(k) Matching Amounts			Term Life Insurance Premiums
	2002	2001	2000	2002	2001	2000
Mr. Larson	$8,000	$6,800	$6,800	$3,408	$2,401	$1,514
Mr. Fluge	8,000	6,800	6,800	1,669	1,270	768
Mr. Gruver	8,000	6,800	6,800	1,088	828	765
Mr. Pesch	8,000	6,800	2,450	1,088	552	492

OPTION GRANTS IN 2002

        The following table contains information concerning the grant of stock options by us to our Named Officers during 2002.

					Potential Realizable Value at Assumed Annual Rates of Stock price Appreciation for Option Term(2)
	Number of Shares Underlying Options Granted(#)(1)	Percentage of Total Options Granted to Employees in Fiscal Year
Name			Exercise or Base price ($/Sh)	Expiration Date
					5% ($)	10% ($)
John M. Larson	150,000	11.8	44.130	5/16/12	4,162,968	10,549,778
Nick Fluge	65,000	5.1	44.130	5/16/12	1,803,953	4,571,571
Jack P. Gruver	65,000	5.1	44.130	5/16/12	1,803,953	4,571,571
Patrick K. Pesch	65,000	5.1	44.130	5/16/12	1,803,953	4,571,571

(1)
These options were granted under the Career Education Corporation 1998 Employee Incentive Compensation Plan and each of these options is a non-qualified stock option and vests in four equal annual installments on each of the first four anniversaries of the grant date.

(2)
Potential realizable value is presented net of the option exercise price, but before any federal or state income taxes associated with exercise, and is calculated assuming that the fair market value on the date of the grant appreciates at the indicated annual rates, compounded annually, for the term of the option. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Commission and do not represent our estimate or projection of future increases in the price of our Common Stock. Actual gains are dependent on the future performance of our Common Stock and the option holder's continued employment throughout the vesting periods. The amounts reflected in the table may not necessarily be achieved.

        Aggregated Option Exercises in 2002 and Year-End 2002 Option Values—The following table provides information regarding each of the Named Officers' option exercises during 2002 and unexercised options at December 31, 2002.

AGGREGATED OPTION EXERCISES IN 2002 AND YEAR-END 2002 OPTION VALUES

			Number of Securities Underlying Unexercised Options at Year-End 2002(#)		Value of Unexercised In-The-Money Options at Year-End 2002($)(1)
Name	Shares acquired on Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John M. Larson	300,000	10,734,502	487,000	889,000	13,077,625	18,939,250
Nick Fluge	89,440	2,734,769	16,000	283,000	545,500	5,268,500
Jacob P. Gruver	125,333	4,146,519	16,000	331,000	545,500	6,806,000
Patrick K. Pesch	64,000	2,465,816	146,000	279,000	3,924,000	5,137,500

(1)
The value per option is calculated by subtracting the exercise price per option from the closing price of the Common Stock on the Nasdaq National Market on December 31, 2002 of $40.00.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2002 with respect to shares of the Company's Common Stock that may be issued under the Company's existing equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	5,878,103	(1)	$20.88	3,159,454	(2)
Equity compensation plans not approved by security holders	100,000	(3)	$39.20	None

Total	5,978,103		$21.19	3,159,454

(1)
Includes outstanding options to purchase shares of the Company's Common Stock under the Career Education Corporation 1995 Stock Option Plan, the Career Education Corporation 1998 Employee Incentive Compensation Plan and the Career Education Corporation 1998 Non-Employee Directors' Stock Option Plan.

(2)
Includes shares available for future issuance under the Career Education Corporation 1995 Stock Option Plan, the Career Education Corporation 1998 Employee Incentive Compensation Plan, the Career Education Corporation 1998 Non-Employee Directors' Stock Option Plan and the Career Education Corporation 1998 Employee Stock Purchase Plan; excludes securities reflected in column (a). In addition to stock options, the Career Education Corporation 1998 Employee Incentive Compensation Plan provides for the issuance of stock appreciation rights, restricted stock, deferred stock, stock, dividend equivalents, other stock-based awards, performance awards or cash incentive awards. 1,152,840 shares remain available under the Career Education Corporation 1998 Employee Incentive Compensation Plan for the issuance of stock appreciation rights, restricted stock, deferred stock, stock, dividend equivalents, other stock-based awards, performance awards or cash incentive awards.

(3)
We have an agreement with Le Cordon Bleu Limited that gives us the exclusive right to use the Le Cordon Bleu trade name in the United States and Canada. Under this agreement, we pay Le Cordon Bleu Limited royalties based on eligible culinary revenues collected from students enrolled in Le Cordon Bleu culinary programs at our schools. On August 30, 2002, we issued an option to purchase 100,000 shares of our common stock to Le Cordon Bleu Limited in connection with an amendment to this license agreement. The option is immediately exercisable at an exercise price per share of $39.20 and expires on August 29, 2012. The exercise price of the option represents 90 percent of the average closing sale price of our common stock during the five trading days ended August 29, 2002. The option was issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933. The issuance was made without general solicitation or advertising.

        Employment Agreements—CEC and CEC Employee Group, LLC, a wholly-owned subsidiary of CEC, entered into an employment agreement dated August 1, 2000 with John M. Larson. The agreement terminates on December 31, 2003 but is automatically renewed for successive one year periods first on January 1, 2002 (extending the term to December 31, 2004) and on each succeeding January 1st thereafter, unless CEC or Mr. Larson provide written notice of termination. The agreement provides for an initial annual base salary of $450,000 plus bonus compensation based upon annual quantitative and qualitative performance targets as established by the Board of Directors. The agreement provides for the payment of two years salary and average bonus and a continuation of benefits for two years following Mr. Larson's termination of employment with us, other than termination by us for Cause or termination by Mr. Larson without Good Reason. The agreement also provides for the payment of three years salary and average bonus and a continuation of benefits for three years following Mr. Larson's termination of employment with us in anticipation of a change of control or after a change of control. In the event that any payment by CEC to Mr. Larson is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then Mr. Larson shall be entitled to receive an additional payment in an amount such that after payment by Mr. Larson of all applicable taxes, Mr. Larson retains an amount equal to the amount he would have retained had no excise tax been imposed. The agreement also prohibits Mr. Larson from disclosing confidential information and from engaging in activities competitive with CEC for a period which includes the term of his employment with CEC or service as one of CEC's directors and continues for two years thereafter. However, if Mr. Larson's employment with CEC is terminated by CEC in anticipation of a change of control or after a change of control and CEC pays three years salary and average bonus, the non-competition period extends to three years after the termination of employment.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

        The Compensation Committee of the Board of Directors (the "Compensation Committee"), which is composed entirely of Outside Directors, establishes CEC's compensation strategy and policies and determines the nature and amount of all compensation for CEC's executive officers. The objectives of the Board of Directors in determining the levels and components of executive and key employee compensation are to (i) attract, motivate and retain talented and dedicated executive officers and other key employees, (ii) provide executive officers and other key employees with both cash and equity incentives to further the interests of CEC and its stockholders and (iii) compensate executive officers and other key employees at levels comparable to those of other comparable companies. The Committee retained William M. Mercer, Incorporated to review its compensation program in 2000 to ensure that it (i) aligns compensation with responsibility, (ii) provides for a competitive sharing of future increases in stockholder value with key executives and employees and (iii) is consistent with CEC's strategic and financial goals. Generally, the compensation of all executive officers and other key employees is composed of a base salary plus targeted bonuses based upon achievement of specified goals. In addition, stock options are granted to provide the opportunity for compensation based upon the performance of the Common Stock over time.

        In determining the base salaries of the executive officers in 2002, the Board of Directors considered the performance of each executive, the nature of the executive's responsibilities, the salary levels of executives at comparable publicly-held companies and CEC's general compensation practices. Based on these criteria, Mr. Larson's base salary was increased from $600,000 to $750,000 effective January 1, 2003 and the base salaries of each of Messrs. Fluge, Gruver and Pesch were increased from $300,000 to $360,000 effective January 1, 2003. The base salaries of the executive officers are effective until changed at the discretion of the Compensation Committee.

        Discretionary bonuses for executive officers are directly tied to achievement of specified goals of CEC and are a function of the criteria which the Compensation Committee believes appropriately takes into account the specific areas of responsibility of the particular officer. Targets for discretionary bonuses are determined based on a percentage of the employee's base salary. Various executive officers and key employees were awarded cash bonuses in 2002 for their contributions. For 2002, the Compensation Committee paid bonuses of $1,043,550 to Mr. Larson and $360,000 to each of Messrs. Fluge, Gruver and Pesch.

        Periodically, the Compensation Committee also grants stock options to executive officers and other key employees in order to provide a long-term incentive, which is directly tied to the performance of CEC's Common Stock. These options provide an incentive to maximize stockholder value because they reward option holders only if stockholders also benefit. The exercise price of these stock options is the fair market value of the Common Stock on the date of grant. In general, the options vest in equal annual installments over a four year period beginning one year after the date of grant. Vesting periods are used to retain key employees and to emphasize the long-term aspect of contribution and performance. In making stock option grants to executives and other key employees, the Compensation Committee considers a number of factors, including the performance of such persons, achievement of specific delineated goals, the responsibilities and the relative position of such persons within CEC, review of compensation of executives and key employees in comparable companies and review of the number of stock options each such person currently possesses. In 2002, the Compensation Committee granted 150,000 stock options to Mr. Larson and 65,000 stock options to each of Messrs. Fluge, Gruver and Pesch.

Compliance with Section 162(m)

        The Compensation Committee currently intends for all compensation paid to the Named Officers to be tax deductible to CEC pursuant to Section 162(m) of the Code ("Section 162(m)"). Section 162(m) provides that compensation paid to the Named Officers in excess of $1,000,000 cannot be deducted by CEC for Federal income tax purposes unless, in general, such compensation is performance based, is established by a committee of independent directors, is objective and the plan or agreement providing for such performance based compensation has been approved in advance by stockholders. The Compensation Committee believes that the requirements of Section 162(m) are uncertain at this time and may arbitrarily impact CEC. In the future, the Compensation Committee may determine to adopt a compensation program that does not satisfy the conditions of Section 162(m) if in its judgment, after considering the additional costs of not satisfying Section 162(m), such program is appropriate.

COMPENSATION COMMITTEE

Robert E. Dowdell (Chairman)
Thomas B. Lally
Wallace O. Laub

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Robert E. Dowdell, Thomas B. Lally and Wallace O. Laub served as members of the Compensation Committee during 2002.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

        The Board of Directors maintains an Audit Committee comprised of three of the Outside Directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. that governs audit committee composition, including the requirement that audit committee members all be independent directors.

        In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

  (1)
  reviewed and discussed the audited financial statements with management;

  (2)
  discussed with Ernst & Young LLP the material required to be discussed by Statement on Auditing Standards No. 61; and

  (3)
  reviewed the written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board's Standard No. 1, and discussed with Ernst & Young LLP any relationships that may impact their objectivity and independence.

        Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Commission.

AUDIT COMMITTEE

Keith K. Ogata (Chairman)
Dennis H. Chookaszian (since January 24, 2003)
Robert E. Dowdell (through January 24, 2003)
Thomas B. Lally

Audit Fees

        We have been billed a total of approximately $467,000 by Ernst & Young LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2002 and the reviews of interim financial statements included in our quarterly reports on Form 10-Q for that fiscal year.

Financial Information Systems Design and Implementation Fees

        There were no fees billed by Ernst & Young LLP for professional services rendered in connection with financial information systems design and implementation services during the fiscal year ended December 31, 2002.

All Other Fees

        We have been billed a total of approximately $1,505,000 for all other services rendered by Ernst & Young LLP during the fiscal year ended December 31, 2002, that are not set forth above.

        The Audit Committee considered the effects that the provision of non-audit services may have on the auditors' independence.

Change in Independent Public Accountants

        On March 25, 2002, the Board of Directors and the Audit Committee dismissed Arthur Andersen LLP as CEC's independent public accountants and engaged Ernst & Young LLP to serve as CEC's independent public accountants for the fiscal year 2002. This determination followed CEC's decision to seek proposals from independent accountants to audit its financial statements, and was approved by CEC's Board of Directors upon the recommendation of its Audit Committee. The engagement of Ernst & Young LLP to serve as CEC's independent public accountants for the fiscal year 2003 has been submitted to the stockholders for ratification. See "Proposal 2—Ratification of Appointment of Auditors."

        Arthur Andersen LLP's reports on CEC's consolidated financial statements for each of the years ended 2001, 2000 and 1999 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the years ended December 31, 2001 and 2000 and through March 25, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on CEC's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        During the years ended December 31, 2001 and 2000 and through the date of the Board of Director's decision, CEC did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on CEC's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

PERFORMANCE GRAPH

        The following graph shows a comparison of cumulative total returns for CEC, the Russell 2000 Index, the Standard & Poor's 500 Index and an index of peer companies selected by CEC during the period commencing on January 28, 1998, the date of CEC's initial public offering, and ending on December 31, 2002. The Standard & Poor's 500 Index was deemed to be more representative of the overall market performance than was the Russell 2000 Index. The comparison assumes $100 was invested on January 28, 1998 in the Common Stock, the Russell 2000 Index, the Standard & Poor's 500 Index and the index of peer companies selected by CEC and assumes the reinvestment of all dividends, if any. The companies in the peer index, all of which are education companies, are weighted according to their market capitalization as of the end of each period for which a return is indicated. Included in the peer index are: Apollo Group Inc., Corinthian Colleges, Inc., DeVry Inc., Education Management Corporation, ITT Educational Services, Inc., and Strayer Education, Inc. The performance graph begins with CEC's initial public offering price of $4.00 per share (as adjusted to reflect the 2-for-1 stock splits effected in the form of stock dividends paid on August 25, 2000 and on October 1, 2001).

Comparison of Cumulative Total Return Since IPO
Career Education, Russell 2000 Index, S&P 500 Index and Peer Index

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

        The following table sets forth, as of March 31, 2003, certain information with respect to the beneficial ownership of the Common Stock by (i) each person known by CEC to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Company director, (iii) each of the Named Officers and (iv) all Company executive officers and directors as a group.

Name	Number of Shares Beneficially Owned(1)	Percent of Shares Beneficially Owned
Putnam Investments(2)	3,603,170	7.8%
Lone Pine Capital LLC(3)	3,186,258	6.9
The Mutuelles AXA, as a group(4)	3,002,080	6.5
John M. Larson(5)	770,028	1.6
Patrick K. Pesch(6)	211,450	*
Dennis H. Chookaszian(7)	4,000	*
Robert E. Dowdell(8)	193,107	*
Nick Fluge(9)	58,062	*
Jacob P. Gruver(10)	74,568	*
Thomas B. Lally(11)	98,000	*
Wallace O. Laub(12)	54,272	*
Keith K. Ogata(13)	65,000	*
All directors and executive officers as a group (11 persons)	1,848,663	3.9

*
Denotes beneficial ownership less than one percent.

(1)
Beneficial ownership is determined in accordance with the rules of the Commission. Under these rules, the number of shares beneficially owned by a person and the percentage ownership of that person includes shares of Common Stock that the person can vote or transfer, as well as shares subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2003.

(2)
As reported on a Schedule 13G/A filed with the Commission on February 14, 2003 jointly by Putnam, LLC d/b/a Putnam Investments ("PI"), Marsh & McLennan Companies, Inc. ("MMC"), Putnam Investment Management, LLC ("PIM") and The Putnam Advisory Company, LLC ("PAC"). According to the Schedule 13G/A: (a) PI has shared voting power with respect to 413,489 shares and shared dispositive power with respect to 3,603,170 shares of common stock, (b) PIM has shared voting power with respect to 112,000 shares and shared dispositive power with respect to 3,094,771 shares of common stock and (c) PAC has shared voting power with respect to 301,489 shares and shared dispositive power with respect to 508,399 shares of common stock. The address of each of PI, PIM and PAC is One Post Office Square, Boston, Massachusetts 02109 and the address of MMC is 1166 Avenue of the Americas, New York, New York 10036.

(3)
As reported on a Schedule 13G/A filed with the Commission on February 13, 2003 jointly by Lone Spruce, L.P. ("Lone Spruce"), Lone Balsam, L.P. ("Lone Balsam"), Lone Sequoia, L.P. ("Lone Sequoia"), Lone Pine Associates LLC ("Lone Pine"), Lone Pine Capital LLC ("Lone Pine Capital"), and Stephen F. Mandel, Jr. ("Mandel"). According to the Schedule 13G/A: (a) Lone Spruce has shared voting and shared dispositive power with respect to 114,710 shares of common stock, (b) Lone Balsam has shared voting and shared dispositive power with respect to 251,717 shares of common stock, (c) Lone Sequoia has shared voting and shared dispositive power with respect to 210,296 shares of common stock, (d) Lone Pine has shared voting and shared dispositive power with respect to 576,723 shares of common stock, (e) Lone Pine Capital has shared voting and shared dispositive power with respect to 2,609,535 shares of common stock and (f) Mandel has shared voting and shared dispositive power with respect to 3,186,258 shares of common stock. The address of each of Lone Spruce, Lone Balsam, Lone Sequoia, Lone Pine, Lone Pine Capital and Mandel is Two Greenwich Plaza, Greenwich, Connecticut 06830.

(4)
As reported on a Schedule 13G/A filed with the Commission on February 12, 2003 jointly by AXA Financial, Inc.; AXA, which owns AXA Financial, Inc.; and AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle and AXA Courtage Assurance Mutuelle, which as a group control AXA. According to the Schedule 13G/A: (a) Alliance Capital Management L.P., a subsidiary of AXA Financial, Inc., has sole voting, shared voting and sole dispositive power with respect to 469,500, 1,540,800 and 2,625,680 shares of common stock, respectively and (b) The Equitable Life Assurance Society of the United States, a subsidiary of AXA Financial, Inc. has sole voting and sole dispositive power with respect to 23,600 and 376,400 shares of common stock, respectively. The address of each of AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Conseil Vie Assurance Mutuelle is 370, rue Saint Honore, 75001 Paris, France. The address of AXA Courtage Assurance Mutuelle is 26, rue Louis le Grand, 75002 Paris, France. The address of AXA is 25, avenue Matignon, 75008 Paris, France. The address of AXA Financial, Inc. is 1290 Avenue of the Americas, New York, New York 10104.

(5)
Includes 707,500 shares of Common Stock which may be acquired by Mr. Larson upon the exercise of stock options which are currently exercisable or exercisable within 60 days of March 31, 2003.

(6)
Includes 10,800 shares of Common Stock held by Mr. Pesch's individual retirement account, 4,400 shares of Common Stock held by Cathy Pesch's individual retirement account (Cathy Pesch is Mr. Pesch's spouse), 4,000 shares of Common Stock held in a joint account with Cathy Pesch and 192,250 shares of Common Stock which may be acquired upon the exercise of stock options which are currently exercisable or exercisable within 60 days of March 31, 2003.

(7)
Includes 4,000 shares of Common Stock which may be acquired by Mr. Chookaszian upon the exercise of stock options which are currently exercisable or exercisable within 60 days of March 31, 2003.

(8)
Includes 11,336 shares of Common Stock held by Mr. Dowdell, as Custodian for Brian M. Dowdell under the Uniform Transfers to Minors Act; 8,136 shares of Common Stock held by Mr. Dowdell, as Custodian for Sharon T. Dowdell under the Uniform Transfers to Minors Act; 50,000 shares of Common Stock held by Mr. Dowdell and Grace C. Dowdell, as Trustees under a Trust Agreement dated July 11, 1991; 40,000 shares of Common Stock held by RGD Partners, L.P. for whom Mr. Dowdell is a general partner; and 41,000 shares of Common Stock which may be acquired by Mr. Dowdell upon the exercise of stock options which are currently exercisable or exercisable within 60 days of March 31, 2003.

(9)
Includes 54,250 shares of Common Stock which may be acquired by Mr. Fluge upon the exercise of stock options which are currently exercisable or exercisable within 60 days of March 31, 2003.

(10)
Includes 70,250 shares of Common Stock which may be acquired by Mr. Gruver upon the exercise of stock options which are currently exercisable or exercisable within 60 days of March 31, 2003.

(11)
Includes 88,000 shares of Common Stock which may be acquired by Mr. Lally upon the exercise of stock options which are currently exercisable or exercisable within 60 days of March 31, 2003.

(12)
Includes 14,272 shares of Common Stock held by Mr. Laub as Co-Trustee of the Wolcon Living Trust established August 18, 1997, and 40,000 shares of Common Stock which may be acquired by Mr. Laub as Co-Trustee of the Wolcon Living Trust upon the exercise of stock options which are currently exercisable or exercisable within 60 days of March 31, 2003.

(13)
Includes 32,000 shares of Common Stock which may be acquired by Mr. Ogata upon the exercise of stock options which are currently exercisable or exercisable within 60 days of March 31, 2003.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF AUDITORS

        The Board of Directors, upon the recommendation of the Audit Committee, has appointed Ernst & Young LLP, independent certified public accountants, as auditors of CEC's financial statements for the year ended December 31, 2003.

        The Board of Directors has determined to afford stockholders the opportunity to express their opinions on the matter of auditors, and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Board of Directors' appointment of Ernst & Young LLP. If a majority of the shares voted at the Annual Meeting, in person or by proxy, are not voted in favor of the ratification of the appointment of Ernst & Young LLP, the Board of Directors will reconsider such appointment.

        It is expected that representatives of Ernst & Young LLP will be present at the meeting and will be available to respond to questions. They will be given an opportunity to make a statement if they desire to do so.

        The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as the independent auditors of CEC's financial statements for the year ended December 31, 2003.

MISCELLANEOUS AND OTHER MATTERS

        Solicitation—The cost of this proxy solicitation will be borne by CEC. CEC has retained MacKenzie Partners, Inc., a professional proxy solicitation firm, at an estimated cost of $3,000, plus reimbursement of expenses, to assist it in soliciting proxies from brokers, nominees, institutions and individuals. CEC may also request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at CEC's expense. Such banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by CEC for their reasonable out-of-pocket expenses of solicitation. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by directors, officers or other regular employees of CEC. No additional compensation will be paid to directors, officers or other regular employees for such services.

        Proposals of Stockholders—Proposals of stockholders intended to be considered for inclusion in the Company's proxy statement and proxy for the 2004 Annual Meeting of Stockholder must be received by the Secretary of CEC not less than 120 days prior to April 28, 2004. Proposals of stockholders intended to be considered at CEC's 2004 Annual Meeting of Stockholders must be received by the Secretary of CEC not less than 90 days prior to April 28, 2004.

        Stockholders Sharing an Address—In accordance with notices sent to beneficial stockholders sharing a single address, we are sending only one Summary Annual Report to Stockholders, Form 10-K and Proxy Statement to that address unless we received contrary instructions from any beneficial stockholder at that address. This "householding" practice reduces our printing and postage costs. However, if a beneficial stockholder at such an address wishes to receive a separate Summary Annual Report to Stockholders, Form 10-K or Proxy Statement this year or in the future, he or she may contact us as 847-585-3899 or may write to us at Investor Relations, Career Education Corporation, 2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL 60195.

        Other Business—The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in CEC's Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the Annual Meeting, however, it is intended that the persons named in the proxy will vote as the Board of Directors directs.

        Additional Information—CEC will furnish, without charge, a copy of its Annual Report on Form 10-K for its year ended December 31, 2002, as filed with the Commission, upon the written request of any person who is a stockholder as of the Record Date, and will provide copies of the exhibits to such Form 10-K upon payment of a reasonable fee which shall not exceed CEC's reasonable expenses in connection therewith. Requests for such materials should be directed to Career Education Corporation, 2895 Greenspoint Parkway, Suite 600, Hoffman Estates, Illinois 60195, Attention: Investor Relations Department. Such information may also be obtained free of charge by accessing the Commission's web site at www.sec.gov.

By order of the Board of Directors,
/s/ PATRICK K. PESCH Patrick K. Pesch Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Hoffman Estates, Illinois
April 28, 2003

ALL STOCKHOLDERS ARE REQUESTED TO COMPLETE,
DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

PROXY	PROXY

CAREER EDUCATION CORPORATION

Proxy Solicited on Behalf of the Board of Directors

For The Annual Meeting of Stockholders — May 19, 2003

        The undersigned appoints John M. Larson and Patrick K. Pesch, and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the Common Stock of Career Education Corporation which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of stockholders thereof to be held on May 19, 2003, or at any adjournment thereof.

        Unless otherwise marked, this proxy will be voted FOR the election of the nominees named in Proposal No. 1 and FOR Proposal No. 2.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

CAREER EDUCATION CORPORATION 2895 GREENSPOINT PARKWAY SUITE 600 HOFFMAN ESTATES, IL 60195	VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the
postage-paid envelope we have provided or return it to
Career Education Corporation, c/o ADP, 51 Mercedes
Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CEDU01	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CAREER EDUCATION CORPORATION

Vote on Proposals					For All	Withhold All	For All Except	To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.
1.	Election of Directors — NOMINEES:				☐	☐	☐
01) Wallace O. Laub 02) Keith K. Ogata
		For	Against	Abstain
2.	Ratification of Auditors for fiscal year 2003.	☐	☐	☐
The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement.
Please sign exactly as your name appears. Joint owners should each sign personally. Where applicable, indicate your official position or representation capacity.
PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature [PLEASE SIGN WITHIN BOX] Date					Signature (Joint Owners) Date

QuickLinks

PROPOSAL 1 ELECTION OF DIRECTORS
NOMINEES
OTHER DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN 2002
AGGREGATED OPTION EXERCISES IN 2002 AND YEAR-END 2002 OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF AUDITORS
MISCELLANEOUS AND OTHER MATTERS